UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Rockford Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ROCKFORD CORPORATION
600 South Rockford Drive
Tempe, Arizona 85281

To the Holders of
Rockford Corporation Common Stock

Re:  2008 Annual Shareholders Meeting

Dear Shareholder:

You are cordially invited to attend Rockford’s 2008 Annual Shareholders Meeting. We will hold the meeting on Thursday, May 8, 2008, at our corporate headquarters, 600 South Rockford Drive, Tempe, Arizona, 85281. The meeting will begin promptly at 2:00 p.m., Mountain Standard Time. For those of you outside of Arizona, this is the same as Pacific Daylight Time and is 5:00 p.m. Eastern Daylight Time. Please plan to arrive a few minutes before the meeting.

The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required unless you hold your shares in street name. If you hold your shares in street name, please follow the directions given in the Proxy Statement.

We will have some of our directors and officers available before and after the meeting to speak with you. During the meeting, we will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please sign and return the enclosed Proxy Card as soon as possible, whether or not you plan to attend the meeting in person. Your vote is important.

Sincerely,

/s/ WILLIAM R. JACKSON
William R. Jackson
President

NOTICE OF 2008 ANNUAL SHAREHOLDERS MEETING

April 1, 2008

To the Holders of
Rockford Corporation Common Stock

We will hold our 2008 Annual Shareholders Meeting on Thursday, May 8, 2008. We will meet at 2:00 p.m., Mountain Standard Time, at 600 South Rockford Drive, Tempe, Arizona 85281. At the meeting we will:

•	Elect six directors;

•	Approve the Rockford Corporation 2008 Stock Option Plan;

•	Ratify the appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm for 2008; and

•	Consider any other matters that properly come before the meeting.

Shareholders may vote at the meeting if they owned our common stock of record at the opening of the Nasdaq national market on March 18, 2008. We will have at the meeting a list of the shareholders eligible to vote. We will also have the list at our principal executive office, 600 South Rockford Drive, Tempe, Arizona 85281, for ten days before the meeting. Any shareholder may examine the list for any purpose germane to the meeting.

We have enclosed our 2007 Annual Report, including financial statements, and our Proxy Statement with this notice of our annual meeting.

The Board of Directors is soliciting your proxy and requests that you sign, date and return the enclosed Proxy Card. We have provided a return envelope for that purpose, which requires no postage if mailed in the United States. We encourage you to vote.

/s/  RICHARD G. VASEK
RICHARD G. VASEK
Vice President of Finance,
Chief Financial Officer and Secretary

Please Vote — Your Vote is Important

Proxy Statement

General Information	1
Required Vote to Approve the Proposals	2
Who to Call if You Have Questions	3
Proposal One, Proposal to Elect Six Directors, and Board Recommendation	3
Proposal Two, Proposal to Approve Rockford’s 2008 Stock Option Plan, and Board Recommendation	3
Proposal Three, Proposal To Ratify the Appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm, and Board Recommendation	7
Executive Officers and Board of Directors	8
About the Board and Its Committees	10
Director Independence	11
Audit and Finance Committee Report and Actions	11
Director Compensation	12
Compensation Discussion and Analysis	13
Compensation Committee Report	15
Executive Compensation	15
Related-Party Transactions	19
Shareholdings of Officers and Directors	19
Security Ownership of 5% or Greater Beneficial Owners	20
Section 16(A) Beneficial Ownership Reporting Compliance	21
Independent Registered Public Accounting Firm	21
Principal Accounting Fees and Services	22
Our Next Annual Meeting and Proposals by Shareholders	22
Annual Report	22
Appendix A, Rockford Corporation 2008 Stock Option Plan	A-1

General Information

Who May Vote	You may vote if our records show that you held shares of our common stock as at March 18, 2008. As at March 18, 2008, 8,781,208 shares were outstanding and entitled to vote. The enclosed Proxy Card shows the number of shares you may vote.

Number of Votes	You have one vote for each share, except that you may cumulate votes in the election of directors.

Because you may cumulate votes in the election of directors and we will elect six directors, you have six votes for each share in our election of directors. You may cast your votes for a single candidate or you may divide them as you choose among the six candidates who were nominated in accordance with the procedure provided in our Bylaws.

Voting by Proxy	If you hold your shares in your own name, you may vote by signing, dating and mailing the Proxy Card in the envelope provided. If you give us a proxy without giving specific voting instructions, the Proxies will vote your shares as the Board of Directors recommends. If the meeting is adjourned, the Proxies will vote your shares on the new meeting date unless you revoke your proxy.

The Board of Directors is soliciting the enclosed proxy. We anticipate first mailing this Proxy Statement and the Proxy Card on or about April 4, 2008.

If a broker, bank or other nominee holds your shares so that they are in “street name,” you will receive instructions from them. You must follow their instructions if you want to vote your shares.

Other Matters	We are not aware of any matters that will be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented at the meeting, the Proxies will vote your shares using their own judgment.

Voting in Person	You may vote your shares at the meeting if you attend in person.

Revoking Your Proxy	You may revoke your proxy if you:

• Send us another signed proxy with a later date and we receive it before the Proxies vote your shares at the meeting; or

• Send us a letter revoking your proxy and we receive it before the Proxies vote your shares at the meeting; or

• Attend the Annual Meeting and vote your shares in person.

How a Quorum is Determined	If you have returned a Proxy Card or attend the meeting in person, we will count your shares to determine whether there is a quorum even if you abstain from voting.

If a broker indicates on a proxy that the broker does not have discretionary authority to vote shares on a particular matter, we will not consider the shares present and will not vote them on the matter.

Cost of this Solicitation	We will pay the cost of this proxy solicitation, including the charges of brokerage firms and others who forward material to beneficial owners of our shares. We will solicit proxies by mail and may also solicit them by personal interview, telephone, e-mail or telegraph.

Georgeson Shareholders will serve as our proxy solicitation agent, will coordinate the distribution of proxy materials, and will oversee the return of Proxy Cards. We estimate the fee for these services will be $5,000.

Attending the Meeting if your shares are in “Street Name”	If your shares are held in street name you may attend the meeting, but you must vote through your broker or bank and cannot vote in person. If you are a beneficial owner of shares held by a broker or bank you will need proof of ownership to attend the meeting. We will accept a recent statement or letter from your broker or bank showing your ownership of our shares on the record date as proof of ownership.

Delivery to Multiple Shareholders with the Same Address	As permitted by the SEC’s rules, Rockford is delivering only one annual report and proxy statement to multiple shareholders sharing an address unless Rockford has received contrary instructions from one or more of the shareholders.

Rockford will deliver promptly a separate copy of the annual report and proxy statement to a shareholder at a shared address. A shareholder who wishes to request a separate copy of shareholder materials (either for this meeting or as a matter of course), and shareholders receiving multiple copies of shareholder materials at the same address who wish to receive only one copy, may call (800) 366-2349 and ask for investor relations or write to: Investor Relations, Rockford Corporation, 600 S. Rockford Drive, Tempe Arizona 85281. We will promptly comply with shareholder requests for changes to the delivery address for shareholder materials.

Required Vote to Approve the Proposals

Election of Six Directors	The shareholders will elect the six nominees for director who are nominated under the procedures established in our Bylaws and who receive the most votes. Shareholders may cumulate votes in the election of directors, so each shareholder has six votes for each share in our election of directors. You may cast your six votes per share for a single candidate or you may divide them as you choose among up to six candidates who have been nominated under the procedures established in our Bylaws.

Approve the Rockford Corporation 2008 Stock Option Plan	The shareholders will approve the Rockford Corporation 2008 Stock Option Plan if a majority of the shares voting approve the plan.

Ratification of Independent Registered Public Accounting Firm	The shareholders will ratify our appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2008 if a majority of the shares voting approve the appointment.

Who to Call if You Have Questions

Investor Relations	If you have questions about the meeting or voting please call (800) 366-2349 and ask for investor relations.

PROPOSAL ONE

Proposal to Elect Six Directors

Directors to be Elected	The shareholders will elect the entire Board of Directors, a total of six directors, at the meeting.

Cumulative Voting Allowed	Shareholders may cumulate votes in the election of directors, so each shareholder has six votes for each share. You may cast your six votes per share for a single candidate or you may divide them as you choose among up to six candidates. You may only vote for candidates who have been nominated under the procedures established in our Bylaws.

Vote Required	The shareholders will elect the six nominees who were nominated under the procedures established in our Bylaws and who receive the most votes.

Nominees of the Board	Our Board has nominated the following individuals to serve on our Board of Directors:

Nicholas G. Bartol	Jerry E. Goldress
Timothy C. Bartol	William R. Jackson
Ralph B. Godfrey	John P. Lloyd

Each nominee is currently serving on the Board, has agreed to be named in this Proxy Statement and has agreed to serve if elected. See the section “Executive Officers and Board of Directors” for information about each of the nominees.

Each director elected will hold office until the next annual meeting or until a successor is elected and qualified. If a director resigns or otherwise is unable to complete his term of office, the Board of Directors may elect another director for the remainder of the term.

So far as we know, the listed nominees will be able to serve. If a nominee is unavailable, the Proxies will vote your shares for any Board of Directors’ proposed substitute nominee.

Recommendation	Your directors recommend that you elect the six nominees identified in this Proxy.

PROPOSAL TWO

Proposal to Approve Rockford’s 2008 Stock Option Plan

Approval of the 2008 Stock Option Plan	The shareholders will decide whether to approve Rockford’s 2008 Stock Option Plan at the meeting. In voting on the Plan, each shareholder has one vote for each share.

Description of the Plan	The Board of Directors recommends that the shareholders approve Rockford’s 2008 Stock Option Plan (the “Plan”). The following is a summary of the material provisions of the Plan; it should, however, be read in conjunction with, and is qualified in its entirety by reference to the complete text of the Plan which is attached as Appendix A.

The 2008 Plan is similar to our 1994, 1997, 2002 and 2005 Plans. We are adopting a new plan in order to authorize the issuance of stock options for up to 500,000 additional shares of our common stock. This is necessary because we have granted substantially all of the options authorized under our 2002 and 2005 Plans and because the 1994 and 1997 Plans have expired.

The Plan was adopted by the Board of Directors on March 12, 2008. Under the Plan we may grant incentive stock options (“ISO’s”) and non-qualified stock options (“NQSO’s” and, together with ISO’s, “Options”) to our key employees, officers, directors and consultants. As of December 31, 2007, we had approximately 162 employees, all of whom are eligible to receive grants under the Plan.

The purpose of the plan is to:

• attract and retain skilled and qualified officers, directors and key employees;

• motivate them to achieve our long-range goals; and

• align their interests with the interests of our shareholders.

If the shareholders approve the Plan we will reserve a total of 500,000 shares of our common stock for issuance under the Plan. Shares of common stock reserved for issuance upon the exercise of Options are available for future reissuance if the Options expire or terminate without being exercised.

The maximum number of Shares available for issuance under the Plan is 500,000.

The Plan is administered by the Compensation Committee. All members of the Compensation Committee are directors. Each member is both a “disinterested person” under Exchange Act Rule 16B-3 and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Committee has discretion to determine:

• who should receive Options;

• how many shares to include in each grant;

• the exercise price for each Option;

• whether an Option should be an ISO or NQSO;

• the vesting schedule and term for each Option; and

• other material terms of the Options granted.

The term of an Option may not exceed 10 years. There is no limitation on the number of Options we may grant to one individual except that, for ISO’s, the aggregate fair market value of Options that are exercisable for the first time by any individual during any calendar year may not exceed $100,000. We may not grant ISOs with an exercise price below fair market value as determined on the date of grant.

Additional restrictions are applicable if an ISO is granted to an individual owning 10% or more of our outstanding shares.

The committee may make adjustments to Options granted to prevent substantial dilution or enlargement of rights if we declare a stock dividend, recapitalize, reorganize, merge, consolidate, split-up, combine or exchange shares, or make any similar change of our common stock. The board or compensation committee may terminate outstanding Options if we merge with or sell our assets to another entity.

Option holders may pay the exercise price for Options in cash or, at the committee’s discretion, in shares of common stock that the Option holder has held for at least 6 months. Also at the committee’s discretion, Option holders may exercise on a cashless basis through the same-day sale of the purchased shares. The Plan does not authorize the grant of “Reload” Options.

Prior to expiration of the Plan, the board of directors may terminate, amend or modify the Plan at any time; however, no termination, amendment or modification may adversely change the rights of holders of outstanding Options without their consent. No amendment will be effective without prior shareholder approval if the amendment would:

• materially increase the number of shares we may issue under the Plan to individuals subject to Section 16(b) of the Securities Exchange Act of 1934 (“Insider Participants”); or

• materially modify the requirements for eligibility to participate in the Plan to add a class of Insider Participants.

Other amendments may also require shareholder approval under applicable law or the Code.

Because the Compensation Committee will administer the Plan and decide who should receive grants, we are not able to determine at this time the benefits or amounts that any individual or group will receive under the Plan. The Compensation Committee has not decided when or whether to give grants to any individual.

Reasons for Proposal	The Board of Directors recommends that the shareholders approve Proposal Two, the Rockford Corporation 2008 Stock Option Plan, in order to retain and focus Rockford’s employees on Rockford’s long-term profitability and increasing shareholder value. The grants provide increasing incentive only if substantial stock appreciation is actually realized for shareholders, thus providing a direct link between the Company’s stock performance and employee compensation.

Federal Income Tax Consequences	Set forth below is a summary of the federal income tax consequences under the Code for the grant and exercise of the Options awarded under the Plan. The results described below may not apply in particular situations if rules or interpretations that are beyond the scope of this summary apply. If federal tax laws change, the following discussion may no longer apply. State and local tax provisions vary and are not covered in this summary.

Participants in the Plan who review this document should not rely on it in preparing their tax returns. They should consult their own tax advisors about their particular situation, since other tax rules may cover them. We do not provide tax advice to participants in the Plan.

Non-Qualified Stock Option. Ordinarily, there will be no federal income tax consequences to either the employee or Rockford on the grant of a NQSO. On the exercise of a NQSO, the employee will have taxable ordinary income equal to the excess of the fair market value of the Common Shares received on the exercise date over the option exercise price of the shares. Rockford will be entitled to a tax deduction in an amount equal to such excess, provided Rockford complies with applicable withholding or reporting rules. Special rules may affect the timing of recognition of income, and of Rockford’s deduction, if an Insider Participant is involved.

Any ordinary income realized by an employee upon exercise of a NQSO will increase his or her tax basis in the Common Shares acquired. Upon the sale of Common Shares acquired by exercise of a NQSO, employees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock.

An employee who surrenders Common Shares in payment of the exercise price of a NQSO will not recognize gain or loss on the surrender of such shares, but will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Incentive Stock Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an ISO, although the employee will have a tax preference item in the year of exercise for purposes of the alternative minimum tax. Rockford will not be entitled to any deduction upon the grant or exercise of the ISO.

If an employee exercises an ISO and does not dispose of the shares within two years from the date the option was granted or within one year from the date shares were transferred to the employee (a “Qualifying Disposition”), the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain. If the employee disposes of the shares in a transaction that is not a Qualifying Disposition, then the disposition is a “Disqualifying Disposition” and the Options involved will generally be treated and taxed as a NQSO. An employee who surrenders Common Shares as payment of the exercise price of the ISO generally will not recognize gain or loss on the surrender of such shares.

Anticipated Use of the Plan	Our philosophy under our existing plans has been to issue options each year, for shares in the range of 1% to 3% of our outstanding shares. We believe this provides adequate compensation to our management team and employees, maintains a portion of outstanding options unvested so that our team has incentive to remain with us, and maintains a reasonable limit on dilution of our shareholders. We anticipate that this philosophy will continue under the Plan, so that the Plan is expected to serve us for approximately 3 years, just as our 2002 Plan served us for the years 2002 through 2004 and our 2005 Plan served us for the years 2005 through 2007.

Our practice, which we expect to continue in the Plan, is to grant options with a 10 year term and an option price equal to the fair market value on the date of grant. The vesting schedule ordinarily provides for 25% of the option shares granted to vest on the date of grant and 25% to vest on each of the first three anniversaries of the grant date. The options also fully vest if we agree to sell all or substantially all of our assets or shares or to merge with another company if our shareholders do not have a controlling interest in the surviving entity.

Vote Required	The Shareholders will approve Rockford’s 2008 Stock Option Plan if a majority of the shares voting approve the plan.

Recommendation	Your directors recommend that you vote to approve the Plan.

PROPOSAL THREE

Proposal to Ratify the Appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm

Registered Public Accounting Firm Appointed	The Audit Committee, subject to ratification by the shareholders, has appointed Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm for the year ending December 31, 2008.

If the appointment is not ratified, or if Ernst & Young LLP chooses not to or is unable to serve, the Audit Committee will appoint another Independent Registered Public Accounting Firm.

Vote Required	The shareholders will ratify the appointment if a majority of the shares voting ratify the appointment of Ernst & Young LLP.

Recommendation	Your directors recommend that you vote to ratify the appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm for 2008.

Executive Officers and Board Of Directors

Our Executive Officers and Board of Directors are listed in the following table:

Name	Age	Position	Director Since

Jerry E. Goldress(1)(2)(3)(4)	77	Chairman of the Board	1998
Nicholas G. Bartol	55	Director	1985
Timothy C. Bartol(1)(2)(3)(4)	52	Director	1997
Ralph B. Godfrey(2)(3)(4)	68	Director	1999
John P. Lloyd(1)(3)	56	Director	1988
William R. Jackson	47	Director and President	2007
Brian M. Carlsness	51	Vice President of Sales
Mark W. Matson	48	Vice President of Global Operations
Jacqueline M. Mott	64	Vice President of Human Resources and Facilities
Richard G. Vasek	43	Vice President of Finance, Chief Financial Officer and Secretary

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit and Finance Committee.

(4)	Member of the Governance and Nominating Committee.

Jerry E. Goldress	Mr. Goldress has served as our Chairman of the Board since 1998. Mr. Goldress served as an advisory director to us from 1992 until 1998. Since 1981 Mr. Goldress served as Chairman and Chief Executive Officer of Grisanti, Galef & Goldress. Mr. Goldress is also a director of Alamo Group (NYSE:ALG), a publicly held manufacturer of industrial mowing equipment. Mr. Goldress has a B.S. and M.S. in Industrial Engineering from Pennsylvania State University.

Nicholas G. Bartol	Mr. Bartol has served as a director since 1985, except for a two-year period from 1991 to 1993. Mr. Bartol has served as Chief Financial Officer of Galilee of the Nations, a music production company, since 2003. He was employed by EFW, a defense contractor, from 1985 until 1999. Mr. Bartol holds an A.B. from Brown University, an M.B.A. from Southern Methodist University and a Master of Theology from Dallas Theological Seminary. Mr. Bartol is the brother of Timothy C. Bartol.

Timothy C. Bartol	Mr. Bartol has served as a director since 1997 and served as our Chairman in 1997 and 1998. Mr. Bartol has been the principal of Bartol Consulting, a marketing and information technology consulting firm, since 2003. Mr. Bartol was employed from 1994 until 2003 by Phillips Information Resources, serving in multiple positions including Director of Application Development and Chief Technology Officer. Mr. Bartol holds a B.A. from Stanford University, and an M.B.A. and M.S./M.I.S. from Boston University. Mr. Bartol is the brother of Nicholas G. Bartol.

Ralph B. Godfrey	Mr. Godfrey has served as a director since 1999. Mr. Godfrey was employed by 3Com Corporation, a publicly held manufacturer of computer networking products, from 1990 until he retired in 2000. He held various positions at 3Com, including Senior Vice President of Americas Sales and Senior Vice President of E-Business. Mr. Godfrey holds a B.S.E.E. and an M.S. in Electrical Engineering from Auburn University.

John P. Lloyd	Mr. Lloyd has served as a director since 1988. Mr. Lloyd has worked since 1994 as a Managing Director in the Investment Management Group of Aetna. Mr. Lloyd is a Chartered Financial Analyst and has a B.S. in Finance from Villanova University and an M.B.A. in Investments from Drexel University.

William R. Jackson	Mr. Jackson has served as our President since August 2006 and as a Director since October 2007. He was our Vice President of Sales and Marketing from February 2004 until his promotion to President in August 2006 and was Vice President of Mobile Audio from 2002 until February 2004. He has served us since 1995 in various positions, including Managing Director of Lightning Audio and Regional Sales Manager. Mr. Jackson has 25 years experience in the consumer electronics industry. Prior to joining Rockford, he managed a retail consumer electronics store for 13 years and operated a manufacturer’s sales representative firm for three years. Mr. Jackson holds a degree in Business Administration and Art from Coe College in Cedar Rapids, Iowa. Mr. Jackson has also completed the Harvard Business School’s Advanced Management Program.

Brian M. Carlsness	Mr. Carlsness has served as our Vice President of Sales since March, 2007. He joined Rockford in 1993 as Director of European Operations and has served in a variety of sales capacities, including National Sales Manager of Rockford Fosgate and Managing Director of Rockford Home Group. Prior to joining Rockford, he was the buyer for Audio King, a publicly held audio video retailer based in Minneapolis for 7 years.

Mark W. Matson	Mr. Matson has served as our Vice President of Global Operations since joining us in January 2006. Prior to joining us, Mr. Matson was the General Manager and Chief Operations Officer for Benchmark Electronics in Redmond, Washington from 2003 through 2005. Mr. Matson was Vice President of Manufacturing at Advanced Digital Information Corporation from 1998 to 2003. Mr. Matson has more than 20 years of operations, manufacturing, outsourcing, and product planning experience. Mr. Matson holds a B.A. from California State College at Bakersfield.

Jacqueline M. Mott	Ms. Mott has served as our Vice President of Human Resources and Facilities since April 2004. Prior to that she was Vice President of Human Resources since 2000 and, before that, was our Director of Human Resources since 1995. Before joining Rockford, Ms. Mott operated her own human resources and communication consulting practice. Her other experience includes serving as Vice President of Human Resources for a financial services corporation and management positions in the retail and publishing industries.

Richard G. Vasek	Mr. Vasek has served as our Vice President of Finance, Chief Financial Officer and Secretary since joining us in November 2004. Prior to joining us, Mr. Vasek spent 13 years at Royal Appliance Mfg. Co., a consumer products company, which sells and distributes products under the Dirt Devil® and Royal® brand names. There he held a variety of positions in finance, including most recently Executive Vice President of Finance, Chief Financial Officer and Secretary. Before joining Royal, he spent four years in public accounting with Coopers & Lybrand (now PricewaterhouseCoopers). Mr. Vasek has a B.S. degree in Business Administration, with a major in Accounting, from Bowling Green State University and an Executive MBA from Case Western University, Weatherhead School of Management.

About the Board and Its Committees

Board Meetings	In 2007, our Board held a total of 14 meetings. Each Director attended all of our Board meetings. Each Director also attended all of the meetings of each committee of which he was a member.

We do not require that directors attend the Annual Meeting of Shareholders.

Shareholder Communications with the Board of Directors	We do not have a formal process for security holders to send communications to the Board because, as a small company, we have not had such a volume of communications as to require a formal process. Shareholders who wish to communicate with our Board or with an individual Director may contact our Corporate Secretary and we will communicate the substance of the communication to the Board or Director in a timely manner.

Board Committees	Executive Committee: The Executive Committee meets periodically to advise upon and approve business matters that arise between Board meetings. The Executive Committee did not meet during 2007. The current members of the Executive Committee are Messrs. Goldress (Chair), T. Bartol and Lloyd.

Governance and Nominating Committee: The Governance and Nominating Committee oversees all matters of corporate governance, including recommending officers and directors to the Board of Directors. The Board has adopted a written charter for the Governance and Nominating Committee. It did not have a formal meeting during 2007. The current members of the Governance and Nominating Committee are Messrs. T. Bartol (Chair), Godfrey and Goldress. All are independent directors.

The Governance and Nominating Committee will consider nominees recommended by our shareholders. If you wish to make a recommendation please send it to Investor Relations at our corporate offices. We must receive nominations no later than December 8, 2008, to consider nominees for election at our annual meeting in 2009.

Compensation Committee: The Compensation Committee reviews and approves the amounts and types of compensation paid to senior management, and administers our equity-based compensation plans. The Board has adopted a written charter for the Compensation Committee. It met four times in 2007. The current members of the Compensation Committee are Messrs. T. Bartol (Chair), Godfrey and Goldress. All are independent directors.

Audit and Finance Committee: The Audit and Finance Committee reviews our accounting controls and financial reporting processes. It is responsible for retaining our outside auditors. The Board of Directors has adopted a written charter for the Audit and Finance Committee. The Audit and Finance Committee met four times during 2007.

The current members of the Audit and Finance Committee are Messrs. Lloyd (Chair), Goldress, Godfrey and T. Bartol. Our board of directors has determined that Mr. Lloyd qualifies as an “audit committee financial expert” and is independent, as those terms are defined in the SEC’s rules. The members of our Audit and Finance Committee are independent as defined in Rule 4200(a)(15) of the Nasdaq National Market’s listing standards. We believe each of them satisfies the requirements for financial literacy established in Rule 4230 of the Nasdaq National

Market’s listing standards, and we believe that Mr. Lloyd has the requisite financial expertise required by those standards.

The written charters for each of the Governance and Nominating, Compensation, and Audit and Finance Committees are available at our corporate website, www.rockfordcorp.com.

Director Independence

The Board’s principal role is to oversee the management of Rockford’s business with the best interests of the shareholders in mind. To best accomplish this role, the Board believes that the majority of directors should be “independent.” With the exception of Mr. Jackson, all of Rockford’s current directors are independent.

A director is considered independent only if the Board determines that the director does not have any direct or indirect material relationship with Rockford that may impair, or appear to impair, the director’s ability to make independent decisions. To make this determination, the Board applies the definition of “independent director” in Rule 4200(a)(15) of the Nasdaq National Market’s listing standards, applicable laws and regulations, and its judgment about each director’s independence. The Board has determined that each director other than Mr. Jackson is independent as of the date of this Proxy Statement.

At each regularly scheduled board meeting, the independent directors ordinarily hold an executive session at which only the independent directors and our counsel are present.

Audit and Finance Committee Report and Actions

The following is the 2007 report of the Audit and Finance Committee.

We focus our audit functions on three areas:

• The adequacy of our internal controls and financial reporting process and the reliability of our financial statements;

• The independence and performance of our independent auditors; and

• Our compliance with legal and regulatory requirements.

We meet with management periodically to consider the adequacy of our internal controls and financial reporting. We discuss these matters with our independent auditors and with appropriate financial personnel on Rockford’s staff. We regularly meet privately with our Independent Registered Public Accounting Firm, who have unrestricted access to the Committee.

The Audit Committee is responsible for the appointment of Rockford’s Independent Registered Public Accounting Firm, for establishing their compensation and for approving any non-audit services they provide. We also review periodically the auditors’ performance and independence from Rockford and its management. In addition, we review Rockford’s financing plans and make recommendations to the full Board of Directors for approval and to authorize action.

The Board of Directors has adopted a written charter setting out the audit related functions the Committee is to perform.

Management has primary responsibility for Rockford’s financial statements and the overall reporting process, including Rockford’s system of internal controls.

Our Independent Registered Public Accounting Firm audits the annual financial statements prepared by management, expresses its opinion as to whether those financial statements fairly present Rockford’s financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the U.S. and discusses with us any issues they believe should be raised with us.

For the year ended December 31, 2007, we reviewed Rockford’s audited financial statements and met with both management and Ernst & Young LLP, Rockford’s Independent Registered Public Accounting Firm, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

We have received from and discussed with Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures relate to that firm’s independence from Rockford. We also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Based on these reviews and discussions, we recommended to the Board of Directors that the audited financial statements be included in Rockford’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit and Finance Committee: John P. Lloyd
Timothy C. Bartol
Jerry E. Goldress
Ralph B. Godfrey

Director Compensation

We compensate our non-executive Directors by paying them a retainer of $2,500 per quarter and $1,250 per Board meeting attended, $1,000 per Committee meeting attended, $2,000 per Audit Committee meeting attended and $500 per telephonic Board meeting attended. In addition to compensation, we reimburse Directors for their reasonable travel expenses incurred in attending Board and Committee meetings.

We have also customarily granted to our non-executive Directors options under our Stock Option Plans, but did not make any grants during 2007.

The following table summarizes the cash and equity compensation we paid to non-employee directors for the year ended December 31, 2007:

Director Compensation — 2007

	Fees Earned or Paid	Option	All Other
Name	in Cash	Awards(1)	Compensation(2)	Total

Nicholas G. Bartol	$20,000	$7,268	$—	$27,268
Timothy C. Bartol	31,000	7,268	—	38,268
Ralph B. Godfrey	31,000	3,950	2,000	36,950
Jerry E. Goldress	31,000	3,950	—	34,950
John P. Lloyd	30,500	11,749	—	42,249

(1)	The amounts included in the “Option Awards” column represent the compensation cost recognized by Rockford in 2007 related to stock option grants in 2004, 2005, 2006 to directors, computed in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”). For a discussion of valuation assumptions, see Note 8, Common Stock Grants and Options, in Rockford’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2007. We did not grant any new Options to directors in 2007.

(2)	Represents fees for consulting services performed by Mr. Godfrey in 2007.

The following table shows the aggregate number of stock options outstanding for each non-employee director as of December 31, 2007 as well as the grant date fair value of option grants made during 2007:

	Aggregate	Grant Date Fair
	Stock Options	Value of Restricted
	Outstanding as of	Stock and Stock
	December 31,	Options
Name	2007	Made During 2007

Nicholas G. Bartol	33,000	$—
Timothy C. Bartol	33,000	—
Ralph B. Godfrey	127,500	—
Jerry E. Goldress	69,500	—
John P. Lloyd	110,500	—

Compensation Discussion and Analysis

Overview of Compensation Program	The members of our Compensation Committee are three independent directors, Mr. Goldress, Mr. T. Bartol, and Mr. Godfrey. The Compensation Committee:

• develops and monitors compensation arrangements for Rockford’s executive officers;

• administers Rockford’s stock option plans and other compensation plans; and

• performs other activities and functions the Board assigns related to executive compensation.

The Compensation Committee developed and evaluated performance criteria for the executive officers for 2007. As noted below, because Rockford achieved the financial objective of net income for the full year 2007, the Compensation Committee authorized the payment of bonuses to the officers for 2007, and bonus payments were made in the first quarter of 2008.

Compensation Philosophy and Objectives	The Compensation Committee believes that compensation of Rockford’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. The Compensation Committee seeks to align the interests of Rockford’s stockholders and management by establishing compensation plans that are consistent with Rockford’s annual and long-term corporate strategic and financial objectives.

In order to attract and retain qualified personnel, Rockford intends to offer a total compensation package competitive with other companies in the consumer electronics industry, taking into account relative size, performance and geographic location as well as individual responsibilities and performance.

The components of executive officer compensation at Rockford include base salary, bonus and stock options. Each of these components is discussed separately below. Rockford has a 401(k) plan and health care plan available to officers on the same basis as other employees, but does not have a defined benefit or other pension plan and has not established any other deferred compensation plans. Because Rockford is a small company, the Compensation Committee has generally tried to keep Rockford’s compensation structure relatively simple and to focus compensation incentives on a limited number of specific goals that are expected to contribute to short and long term performance.

Rockford generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. Rockford does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2008 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Executive Officer Base Salary	The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. When setting salaries the Compensation Committee considers market information supplied by Rockford’s human resources group, including base salaries and other incentive compensation paid to executive officers of competitive or comparable companies.

Executive Officer Bonuses	The Compensation Committee has made a significant portion of executive officer compensation contingent upon Rockford’s performance and each individual’s contribution to Rockford’s success. Rockford achieve one of its financial objectives during 2007 when it had net income for the full year. Based on this achievement the Compensation Committee authorized payment of bonuses for 2007. These bonuses were paid in the first quarter of 2008. For 2008, the Compensation Committee hopes to authorize substantial bonuses for the executive officers but has informed the officers that it intends to do so only if Rockford has net income for 2008 with the possible exception of limited bonuses relating to achievement of specific business goals that the committee concludes are crucial to Rockford’s business.

Stock Option Grants	The Compensation Committee administers Rockford’s stock option plans for executive officers, employees, and outside directors. Under the plans the Compensation Committee grants options to purchase Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for Rockford’s management and growth, gives them an opportunity to own Rockford stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options as an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements.

The Committee approves grants made to the President and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Rockford’s performance, the executive officer’s role and responsibilities at Rockford, the executive officer’s base salary, and comparisons with comparable awards to and target equity participation for individuals at competitive or comparable companies.

Compensation Committee Report

Rockford’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee Timothy Bartol
(Chairman)
Ralph B. Godfrey
Jerry E. Goldress

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are named above. We did not employ any member of the Compensation Committee during fiscal year 2007. We retained Ralph B. Godfrey to provide consulting services related to product development activities for which he was paid a total of $2,000.

No Rockford director (and no family member of any director) served during fiscal year 2007 as an executive officer of any entity whose Compensation Committee (or other comparable Committee, or the Board of Directors, as appropriate) included a Rockford executive officer. There are no “interlocks” as defined by the Securities and Exchange Commission.

Executive Compensation

Rockford does not have written employment agreements with its executive officers, but has entered into Non-Compete and Change of Control Agreements with each of its Named Executive Officers. The Change of Control Agreements are described below in the subsection “Potential Payments Upon Termination or Change of Control.”

Summary Compensation Table — 2007

The following table provides information regarding the compensation of our Chief Executive Officer and other two most highly compensated executive officers in 2007. These are the “Named Executive Officers.” Also included in the table is Mr. Gary Suttle, former CEO, who was no longer serving as an executive officer at the end of the year but received compensation that would have caused him to be included as a Named Executive Officer were he still serving. Mr. Suttle is not a Named Executive Officer.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards(1)	Compensation	Earnings	Compensation(2)	Total

William R. Jackson	2007	$353,846	$55,000	$—	$84,350	$—	$—	$9,000	$502,196
President	2006	314,000	—	—	66,992	—	—	8,800	389,792
Richard G. Vasek	2007	297,308	42,000	—	40,866	—	—	9,000	389,174
Vice President of Finance and Chief Financial Officer	2006	295,000	—	—	42,363	—	—	8,800	346,163
Mark W. Matson	2007	237,308	52,000	—	28,331	—	—	4,938	320,577
Vice President of Operations(3)	2006	200,000	5,000	—	45,461	—	—	3,249	248,710
W. Gary Suttle	2007	580,000	—	—	2,363	—	—	9,000	591,363
Former CEO	2007	520,000	—	—	40,549	—	—	8,800	569,349

(1)	The amounts shown for option awards relate to shares granted under our stock option plans. These amounts are equal to the dollar amounts recognized in 2006 and 2007 with respect to the option awards for financial statement purposes, computed in accordance with SFAS 123(R). The assumptions used in determining the amounts in this column are set forth in Note 8 to the Consolidated Financial Statements included in Rockford’s Annual Report on Form 10-K for the year ended December 31, 2007. For information regarding the number of shares subject to 2007 awards, other features of those awards and the grant date fair value of the awards, see the Grants of Plan-Based Awards Table.

(2)	Included in All Other Compensation are our contributions under our 401(k) defined contribution plan. The amount in this column for Mr. Matson also includes tax gross-up payments related to reimbursement of expenses arising from his relocation to Arizona.

(3)	Mr. Matson joined Rockford in January of 2006.

Grants of Plan Based Awards During 2007

All Other Stock
Option Awards:
			Number of	All Other Awards:		Grant Date
			Shares of	Number of Securities	Exercise or Base	Fair Value
	Grant	Approval	Stock or	Underlying	Price of Option	of Option
Name	Date	Date	Units #	Options #(1)	Awards $/Sh (2)	Awards(3)

William R. Jackson	6/11/07	3/07/07	—	40,000	$2.45	47,412
Richard G. Vasek	—	—	—	—	—	—
Mark W. Matson	—	—	—	—	—	—
W. Gary Suttle	—	—	—	—	—	—

(1)	The options vest 25% immediately and 25% on each anniversary of the grant date with full vesting occurring on the third anniversary of the grant date, assuming the executive officer remains employed by Rockford. The Options expire in ten years from the date of grant, subject to earlier termination upon certain events related to termination of employment.

(2)	The exercise price for all options is the fair market value on the date of grant. The Company’s long-standing practice, followed in making 2007 grants, is to define fair market value as the closing price of the Company’s stock on the Nasdaq National Market on the relevant date.

(3)	See Note 8 in the Notes to the Consolidated Financial Statements included in Rockford’s Annual Report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the valuation of option awards. The exercise price of the stock option awards is equal to the grant date closing price.

Outstanding Equity Awards at December 31, 2007

	Option Awards
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	Option Exercise	Option Expiration
Name	Options (Exercisable #)	Options (Unexercisable #)	Price $/Sh(1)	Date

William R. Jackson	3,000	—	$6.68	03/22/2011
	3,000	—	6.61	12/04/2011
	10,000	—	5.70	01/28/2013
	10,500	—	6.61	01/22/2014
	50,000	—	2.15	11/28/2014
	37,500	12,500	2.90	12/01/2015
	25,000	25,000	3.47	08/15/2016
	15,000	15,000	2.31	12/12/2016
	10,000	30,000	2.45	06/10/2017
Richard G. Vasek	60,000	—	2.15	11/28/2014
	37,500	12,500	2.90	12/01/2015
	15,000	15,000	2.31	12/12/2016
Mark W. Matson	25,000	25,000	3.47	01/24/2016
	15,000	15,000	2.31	12/12/2016
W. Gary Suttle	86,000	—	7.67	12/31/2009
	45,014	—	6.69	03/22/2011
	32,800	—	6.61	12/04/2011
	42,000	—	5.70	01/28/2013
	39,000	—	6.61	01/22/2014
	25,000	—	2.15	11/28/2014
	50,000	—	2.90	12/01/2015
	30,000	—	2.31	12/12/2016

(1)	See Note 8 in the Notes to the Consolidated Financial Statements included in Rockford’s Annual Report on Form 10-K for the Year Ended December 31, 2007 for the relevant assumptions used to determine the valuation of our option awards. The exercise price of the stock option awards is equal to the closing price on the grant date.

Option Exercises and Stock Vested During 2007, Pension Benefits
and Non-Qualified Deferred Compensation

The table “Option Exercises and Stock Vested During 2007” is not included in this Proxy Statement because no Named Executive Officer exercised options or had stock vest during 2007. The tables “Pension Benefits” and “Non-Qualified Deferred Compensation” are not included in this Proxy Statement because Rockford has not paid compensation, and does not have any compensation plans, in either of these categories.

Potential Payments Upon Termination or Change of Control

We have entered into a Non-Compete and Change in Control Agreement with each of our Named Executive Officers.

The agreements provide severance benefits to the Named Executive Officer if the Officer is:

•	employed on the date of a Change of Control; and

•	within one year after the Change of Control either (a) Rockford terminates the Officer’s employment without a Business Reason or (b) the Officer resigns from employment with Good Reason.

A Change of Control means any merger, consolidation, sale of assets or other similar transaction or series of transactions involving Rockford, but excluding a transaction if (a) Rockford’s shareholders immediately before the transaction continue to own a majority of the combined voting power of the surviving entity or (b) Rockford directors immediately before the transaction constitute a majority of the directors for not less than one year after the transaction.

A Business Reason for the Officer’s termination exists if listed events occur involving the Officer’s dishonesty, criminal conduct, willful or gross misconduct, or breach of duties as a member of management. Good Reason exists for the Officer’s resignation if listed events occur involving reduction of the Officer’s responsibilities, relocation, or reduced compensation.

If the benefits are triggered, the Officer will receive severance benefits as follows:

•	Payment of the larger of (a) the Officer’s annual base salary and bonus as of the date of the Change of Control or (b) the Officer’s annual salary and bonus as of the date of a termination times a multiple stated in each agreement. The multiples for each Named Executive Officer are as follows: Mr. Jackson, 2x; Mr. Vasek, 2x; Mr. Matson, 2x;

•	Payment of accrued vacation through the termination date;

•	The right to exercise all stock options granted to the Officer that are vested as of the termination date;

•	The right to continue to be treated as an employee, and have options continue to vest, during the period Rockford continues to pay Officer’s base salary; and

•	Continuation of Officer’s health insurance coverage under COBRA, for the longer of 18 months or the period required by COBRA, with Rockford reimbursing for the costs of these benefits.

With respect to the salary continuation benefit, the Officer may elect at the times specified in the Agreement to receive the payment in a lump sum 30 days after the Officer elects such payment or the Officer may receive the payments in accordance with Rockford’s regular payroll practices.

In return for the benefits, the Officer assumes the following obligations:

•	The Officer agrees during the term of employment (including any salary continuation period) and for one year thereafter (a) not to compete with Rockford, (b) not to induce any employee to leave Rockford, (c) not to induce any customer, supplier, licensee, or other business relation to cease doing business with Rockford, and (d) not to interfere with the relationship between Rockford and any customer, supplier, licensee, or other business relation;

•	Not to disclose, use, or copy any of Rockford’s confidential information except in connection with work for Rockford; and

•	To return Rockford’s documents upon termination of employment or Rockford’s request.

Rockford’s board may terminate the Agreement at any time before a Change of Control.

If there had been a Change of Control and termination triggering benefits under the Agreements as of December 31, 2007, Rockford estimates that the amounts payable to each of the Named Executive officers would have been as follows:

•	Mr. Jackson: $750,000 salary continuation, $29,000 accrued vacation, $11,000 reimbursement of health insurance benefit costs, plus the right to exercise the options set forth above in the table “Outstanding Equity Awards at December 31, 2007;”

•	Mr. Vasek: $620,000 salary continuation, $10,000 accrued vacation, $20,000 reimbursement of health insurance benefit costs, plus the right to exercise the options set forth above in the table “Outstanding Equity Awards at December 31, 2007;”

•	Mr. Matson: $500,000 salary continuation, $16,000 accrued vacation, $20,000 reimbursement of health insurance benefit costs, plus the right to exercise the options set forth above in the table “Outstanding Equity Awards at December 31, 2007.”

Related-Party Transactions

We did not have any related party transactions reportable in this proxy statement.

SHAREHOLDINGS OF OFFICERS AND DIRECTORS

The following table lists the share ownership as of March 24, 2008, for our directors, each of our Named Executive Officers at the end of 2007, and for all of our directors and executive officers as a group. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

			Percent of
Name and Address of Beneficial Owner	Shares Beneficially Owned		Common Stock

Jerry E. Goldress	175,590	(1)	2.0%
Nicholas G. Bartol	692,140	(1)(2)	7.9%
Timothy C. Bartol	2,894,653	(1)(3)	32.9%
Ralph B. Godfrey	177,500	(1)	2.0%
John P. Lloyd	112,350	(1)	1.3%
William R. Jackson	168,803	(1)	1.9%
Richard G. Vasek	112,500	(1)	1.3%
Mark W. Matson	52,500	(1)	*
All Executive Officers and Directors as a Group (10 persons)	3,892,279	(1)	40.6%

*	Less Than 1%

(1)	Includes shares which can be acquired by the exercise of stock options on or prior to sixty days following March 24, 2008 as follows:

Mr. Goldress — 69,500; Mr. N. Bartol — 26,125; Mr. T. Bartol — 26,125; Mr. Godfrey — 127,500; Mr. Lloyd — 101,750; Mr. Jackson — 164,000; Mr. Vasek — 112,500; Mr. Matson — 52,500; and all Executive Officers and Directors as a Group — 817,250.

(2)	Includes 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by Prouts Neck Trust, a trust in which Mr. Bartol has a beneficial interest; and 4,095 shares held by Mr. Bartol’s wife.

(3)	Includes 2,205,789 shares held by Monument Investors Limited Partnership, for which Mr. Bartol serves as general partner; 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by Prouts Neck Trust, a trust in which Mr. Bartol has a beneficial interest; and 8,600 shares held by Mr. Bartol’s wife.

SECURITY OWNERSHIP OF 5% OR GREATER BENEFICIAL OWNERS

The following table lists each person or entity who, pursuant to SEC rules, had beneficial ownership of 5% or more of our common shares on March 18, 2008 based upon information furnished to us:

	Shares and Nature of		Percent of
Name and Address of Beneficial Owners	Beneficial Ownership		Total Shares

Timothy C. Bartol	2,894,653	(1)	32.9%
600 South Rockford Drive Tempe, Arizona 85281
Monument Investors Limited Partnership	2,205,789	(2)	25.1%
600 South Rockford Drive Tempe, Arizona 85281
Daeg Capital Management, LLC	1,108,347	(3)	12.6%
100 Park Avenue New York NY 10017
SKIRITAI Capital LLC	868,056	(4)	9.9%
601 Montgomery Street Suite 1112 San Francisco, CA 94111-2614
Austin W. Marxe & David M. Greenhouse	779,800	(5)	8.2%
527 Madison Avenue, Suite 2600 New York, New York 10022
Dimensional Fund Advisors, Inc.	719,557	(6)	8.2%
1299 Ocean Avenue 11th Floor Santa Monica, CA 90401-1005
W. Gary Suttle	737,325	(7)	8.1%
600 South Rockford Drive Tempe, Arizona 85281
Nicholas G. Bartol	692,140	(8)	7.9%
600 South Rockford Drive Tempe, Arizona 85281
Citigroup, Inc.	623,838	(9)	6.6%
399 Park Avenue New York, NY 10043
Boulder Investors Limited Partnership	602,493	(10)	6.9%
600 South Rockford Drive Tempe, Arizona 85281
Franklin Advisers, Inc.	575,000	(11)	6.6%
1 Franklin Parkway San Mateo, CA 94403-1906
Pequot Capital Management	584,470	(12)	6.7%
500 Nyala Farm Road Westport, CT, 06880.

(1)	Includes 2,205,789 shares held by Monument Investors Limited Partnership, for which Mr. Bartol serves as general partner; 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by Prouts Neck Trust, a trust in which Mr. Bartol has a beneficial interest; 8,600 shares held by Mr. Bartol’s wife; and 26,125 shares underlying vested options granted under the Company’s stock option plans. Mr. Bartol disclaims beneficial ownership of the shares held by his wife.

(2)	Monument Investors Limited Partnership is owned by Mr. T. Bartol (general partner) and Mr. N. Bartol, Ms. P. Carrio and Ms. A. Butterfield (limited partners) the four natural children of John and Caroline Bartol.

(3)	Based on Schedule 13G/A dated February 14, 2007, and filed with the Securities and Exchange Commission.

(4)	Based on schedule 13G/A dated March 28, 2008 and filed with the Securities and Exchange Commission.

(5)	Based on Schedule 13G/A dated February 13, 2006 and filed with the Securities and Exchange Commission. All reported shares are shares into which Marxe and Greenhouse, or their affiliates, may convert Rockford’s 4.5% Convertible Notes or shares issuable upon exercise of warrants to purchase Rockford’s common stock. Based on the Schedule 13G/A, Marxe and Greenhouse are:

(a)	the controlling principals of AWM Investment Company, Inc. the (i) general partner of and investment adviser to Special Situations Cayman Fund, L.P., and (ii) the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P. and Special Situations Fund III QP, L.P.; and

(b)	members of MG Advisers L.L.C., the general partner of and investment adviser to Special Situations Private Equity Fund, L.P.

(6)	Based on Schedule 13G/A dated February 6, 2008, and filed with the Securities and Exchange Commission.

(7)	Includes 349,814 shares underlying vested options granted under our stock option plans.

(8)	Includes 602,493 shares held by Boulder Investors Limited Partnership, for which Mr. Bartol serves as general partner; 31,782 shares held by Prouts Neck Trust, a trust in which Mr. Bartol has a beneficial interest; 4,095 shares held by Mr. Bartol’s wife; and 26,125 shares underlying vested options granted under our stock option plans. Mr. Bartol disclaims beneficial ownership of the shares held by his wife.

(9)	Based on schedule 13G dated February 5, 2007 and filed with the Securities and Exchange Commission. All reported shares are shares into which Citigroup or affiliates may convert Rockford’s 4.5% Convertible Notes or shares issuable upon exercise of warrants to purchase Rockford’s common stock.

(10)	Boulder Investors Limited Partnership is owned by Mr. T. Bartol and Mr. N. Bartol (general partners) and Ms. P. Carrio and Ms. A. Butterfield (limited partners), the four natural children of John and Caroline Bartol.

(11)	Based on schedule 13G dated February 11, 2005, and filed with the Securities and Exchange Commission.

(12)	Based on schedule 13G dated February 12, 2008, and filed with the Securities and Exchange Commission.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires:

•	our executive officers;

•	our directors; and

•	persons who beneficially own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC and the National Association of Securities Dealers. These reporting persons must furnish us with copies of all Forms 3, 4 and 5 that they file.

Based solely upon our review of the copies of Forms 3, 4 and 5 and amendments to these forms, we believe that all reporting persons complied with all filing requirements on a timely basis during 2007. During our review of compliance in preparation of this proxy statement we discovered that Mr. Jackson had erroneously reported his June 2007 option grant as a grant for 50,000 shares rather than 40,000 shares because of an administrative error in our human resources department. Mr. Jackson promptly corrected this report after we discovered the error.

Independent Registered Public Accounting Firm

Ernst & Young LLP served as our Independent Registered Public Accounting firm for fiscal years 2006 and 2007. The Audit and Finance Committee, subject to ratification of the shareholders, has selected Ernst & Young LLP to serve as our Independent Registered Public Accounting Firm for fiscal year 2008. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be able to respond to questions.

Principal Accounting Fees and Services

During 2006 and 2007 we paid our Independent Registered Public Accounting Firm, Ernst & Young LLP, the following fees for services they provided to us:

		% of		% of
	2006	Total	2007	Total

Audit Fees	$390,000	86.7%	$444,500	93.3%
Audit Related Fees	8,700	1.9	—	—
Tax Fees	51,200	11.4	31,700	6.7
All Other Fees	—	—	—	—
Financial System Design and Implementation Fees	—	—	—	—

Total Fees	$449,900	100.0%	$476,200	100.0%

Audit related fees consist primarily of work related to the implementation of SFAS 123R and the filing of Form S-8 for Rockford’s 2005 Stock Option Plan.

The Audit and Finance Committee has reviewed and approved all of the services Ernst & Young LLP provided to Rockford during 2006 and 2007 and believes that the audit related fees and other fees it has been paid did not impinge on Ernst & Young’s independence. The Audit and Finance Committee’s policy is to review and pre-approve all services to be provided by Rockford’s Independent Registered Public Accounting Firm. After pre-approval of a category of services and budget for that category, the Chair of the Committee may authorize specific projects that are within the Committee’s more general pre-approval of services.

Our Next Annual Meeting and Proposals by Shareholders

We expect our 2009 annual meeting will take place on or about May 7, 2009. As a shareholder you may seek to:

•	nominate directors; or

•	have proposals presented in our Proxy Statement and considered at our annual meeting.

Your nomination or proposal must comply with Arizona law and, for the 2009 annual meeting, we must receive it no later than December 8, 2008. You should direct any proposals and related questions to our investor relations officer at (800) 366-2349.

Annual Report

Our Annual Report with audited financial statements for the year ended December 31, 2007, accompanies and is incorporated by reference in this Notice and Proxy Statement. We expect to mail it to all shareholders of record on or about April 4, 2008. Any exhibit to the Annual Report will be furnished to any requesting person who makes a good faith representation that he or she was a beneficial owner of our Common Stock on March 18, 2008.

By order of the Board of Directors.

/s/  Richard G. Vasek
Richard G. Vasek
Vice President, Chief Financial Officer
and Secretary

APPENDIX A

Rockford Corporation
2008 Stock Option Plan

1.  Purpose.

The Rockford Corporation 2008 Stock Option Plan is intended to assist in attracting and retaining employees and directors and to motivate such individuals to use their best efforts on behalf of the Corporation.

2.  Definitions.

The following terms have the following meanings:

2.1	“1933 Act” means the Federal Securities Act of 1933 and applicable state securities laws.

2.2	“1934 Act” means the Securities Exchange Act of 1934.

2.3	“Board” means the Board of Directors of Rockford Corporation.

2.4	“Code” means the Internal Revenue Code of 1986.

2.5	“Committee” means the Compensation Committee of the Board of Directors of Rockford Corporation.

2.6	“Corporation” means Rockford Corporation and any Subsidiary.

2.7	“Fair Market Value” means, as applied to a specific date, the closing price for the Stock on such date as reported on the principal stock exchange upon which the Corporation’s Stock is listed (currently, the Nasdaq Stock Market — National Market System (“NASDAQ”); or, if the stock is not listed, then the mean between the most recent bid and asked prices of any other recognized trading market or if no stock was traded on the relevant date, on the next preceding day on which the Stock was so traded. If no such market exists, then the Committee shall determine in good faith the fair market value of the Stock.

2.8	“Grant Date” means the date on which an Option is granted as specified by the Committee, contingent on the Optionee executing a Stock Option Agreement in form satisfactory to the Committee.

2.9	“Incentive Option” means an Option eligible for tax treatment as an incentive option under Section 422 of the Code.

2.10	“Non-Qualified Option” means an Option that is not eligible for tax treatment as an incentive option under Section 422 of the Code.

2.11	“Option” means an option to purchase Stock granted under this Plan.

2.12	“Optionee” means an employee or director to whom an Option has been granted under the Plan.

2.13	“Plan” means the Rockford Corporation 2008 Stock Option Plan, the terms and conditions of which are covered in this instrument.

2.14 “Stock” means the common stock of the Corporation.

2.15	“Stock Option Agreement” means a written agreement entered into between the Corporation and the Optionee that provides for the price and terms of an Option.

2.16	“Subsidiary” means any corporation of which the majority of the outstanding capital stock is owned, directly or indirectly, by the Corporation and which meets the definition of a subsidiary corporation as set forth in Section 424(f) of the Code, at the time of the granting of the Option.

2.17	“Ten Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of stock of the Corporation.

3.	Administration.

3.1	The Plan shall be administered by the Compensation Committee of the Board, which Committee shall satisfy the requirements for “outside directors” as set forth in section 162 (m) of the Code and “non-employee directors” as set forth in rule 16b-3 of the 1934 Act. Without limiting the powers of the Committee, the Committee shall have the power to determine the times during which any Option shall be exercisable, the events upon which any Option shall terminate, the amounts, if any, payable to beneficiaries of an Optionee upon the death of such Optionee, the exercisability of any Option on the sale of all, or substantially all, of the assets of the Corporation, or a merger where the Corporation is not the surviving corporation (other than a merger that is only a change in form), and other terms of exercise. No member of the Committee shall be eligible to vote on the grant of Options to him or her. All decisions and determinations of the Committee in administering the Plan shall be final.

3.2	If changes are made to the Code that make it advisable, in the Committee’s sole discretion, to change the character of Options for income tax purposes, the Committee may change the character of Options and may impose on Options any conditions deemed necessary or appropriate to comply with the Code requirements. However, except as otherwise provided herein, the Committee may not change the character or terms of an outstanding Option without the Optionee’s consent.

3.3	The Committee, subject to the provisions of the Plan, shall make determinations regarding:

(a)	The employees or directors who shall receive Options, the times when such Options shall be granted, the time limits within which Options may be exercised (subject to the provisions of this Plan), the number of shares subject to each Option, and the terms and provisions of Stock Option Agreements (which need not be identical);

(b) Interpretation of Plan provisions;

(c) Rules and regulations relating to the Plan;

(d) Stock Option Agreements under the Plan; and

(e) Other determinations advisable for the proper administration of the Plan.

4.  Tax and Other Characteristics of Options.

4.1	Options granted pursuant to the Plan may be designated, but need not be designated, as Incentive Options. The Stock Option Agreement shall provide whether an Option is an Incentive Option or a Non-Qualified Option. In the case of Incentive Options, the aggregate fair market value of the Stock (at the time the Option is granted) for Options that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Corporation) shall not exceed $100,000. Non-employee directors of the Corporation shall not be eligible for the grant of Incentive Options.

4.2	At all times during the period beginning on the date of grant of the Incentive Option and ending on the day three months before the date of exercise of an Incentive Option, the Optionee must be an Employee of the Corporation or a Subsidiary. Such 3-month period shall be extended to twelve (12) months if employment ends due to a total disability. If the Optionee terminates employment due to death or dies within the allowable period specified in the Option Agreement for exercise after termination of employment, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option on the date of death) by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designed to exercise the Option upon the Optionee’s death, but only within a period ending upon the earlier of (i) 90 days after the date of death or (ii) the expiration of the term of the Option set forth in the Option Agreement. Additional limitations may be imposed by the terms of the Option Agreement.

5.  Stock Subject to the Plan.

5.1	Subject to adjustments under Section 11, the aggregate number of shares of Stock that may be issued on the exercise of Options (either all as Incentive Options, all as Non-Qualified Options, or a

combination) shall not exceed 500,000. Such Stock may be authorized but unissued shares or treasury shares, as the Committee determines.

5.2	If an Option expires or is terminated, the shares of Stock allocated for issuance under such Option may be allocated to a new Option under the Plan.

6.  Eligibility.

All individuals who are officers, directors, advisory directors or employees of the Corporation or a Subsidiary, including employees who are officers or directors, shall be eligible for selection by the Committee to receive Options under the Plan. Only officers and employees of the Corporation or a Subsidiary may receive Incentive Options under the Plan.

7.  Option Exercise Price and Payment of Withholding Taxes.

The Committee shall determine the price at which shares of Stock may be purchased on the exercise of any Option at the time an Option is granted. The price shall not be less than 100% of the Fair Market Value of the Stock at the Grant Date, but if the Corporation desires to grant an Incentive Option to a Ten Percent Shareholder, the price at which shares may be purchased under such Option shall not be less than 110% of the Fair Market Value of the Stock at the Grant Date. Also, any eligible individual shall pay to the Corporation (or make arrangements for such payment) any applicable federal and state income and withholding taxes the Corporation determines are payable on the spread between the Fair Market Value of the Stock at the date of exercise and the Option price.

8.  Term and Vesting of Options.

8.1	The Committee shall determine the term of each Option at the Grant Date. In no case, however, shall the term of any Option exceed ten years from the Grant Date, or five years in the case of a grant of an Incentive Option to a Ten Percent Shareholder.

8.2	Unless otherwise specified by the Committee in the Option Agreement, 25% of the Options granted to an individual will be exercisable immediately on the Grant Date, with another 25% becoming exercisable on each of the first, second, and third anniversary of the Grant Date. These provisions are subject to the other terms and conditions of the Option Agreement (including the termination date of the Options).

8.3	Unless specifically stated otherwise in the Option Agreement, all outstanding Options will become vested and exercisable immediately upon a Change of Control of the Corporation. For this purpose, “Change of Control” shall be deemed to have occurred if, after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities, or (ii) upon the first purchase of the Corporation’s Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Corporation) or (iii) directors who are not “continuing directors” become a majority of the Board of Directors. A “continuing director” is a director who (a) is a director on the date of adoption of this plan, (b) is nominated to become a director by the Nominating Committee of the Corporation and is recommended by a majority of the continuing directors, or (c) has served as a director for 24 months.

8.4	If, in connection with any merger, consolidation, sale or transfer by the Corporation of substantially all its assets, any Option is not to be assumed by the surviving corporation or the purchaser, then the Committee, in its sole discretion, may advance the date on which such Option or any portion of such Option not then exercisable, may be exercised.

9.  Payment on Exercise of Options.

The price of an exercised Option and any taxes required to be paid by the Optionee on exercise of such Option shall be paid:

(a) In cash; or

(b)	At the discretion of the Committee, through the delivery of Stock with a fair market value equal to the exercise price and withholding taxes, if any; or

(c)	At the discretion of the Committee, through a combination of (a) and (b).

10.  Non-Transferability of Options.

10.1	Except as provided in 10.2, below, Options shall not be transferable by the Optionee, but if an Optionee dies, his or her personal representative may exercise an Option within 90 days of the date of the Optionee’s death (if the Option is otherwise exercisable), subject to Section 4.2.

10.2	Options may be transferable pursuant to a valid decree of divorce or pursuant to a domestic relations order, provided, however, that any Incentive Options required to be so transferred shall cease to be Incentive Options and become Non-Qualified Options.

11.  Adjustments.

If the Corporation:

(a)	declares a dividend or makes a distribution on its Stock payable in Stock or securities convertible into Stock; or

(b)	recapitalizes through a split-up of the outstanding shares of Stock into a greater number or a combination of the outstanding Stock into a lesser number; or

(c)	issues, by reclassification of its Stock, any share of Stock, or

(d)	reorganizes, merges, consolidates, splits-up, combines, or exchanges shares or engages in any similar transaction to those described in this Section 11 with respect to the Stock,

The Committee shall make appropriate and equitable adjustments in the number and kind of shares subject to outstanding Options under the Plan. Any other adjustments to the Options shall be within the sole discretion of the Committee, and if required, shall in all events comply with Section 409A of the Code so as not to create a modification of the Option. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option to eliminate the fractional shares. The price of any shares subject to an outstanding Option shall be adjusted so there will be no change in the aggregate purchase price payable upon the exercise of the Option, and such price may be changed at the Committee’s discretion, to avoid any substantial dilution or enlargement of the rights granted or available to Optionees under the Plan or to shareholders of the Corporation; provided that any such adjustment will comply with Section 409A of the Code, if required, so as not to create a modification of the Option.

12.  Additional Restrictions.

Notwithstanding any other provisions of the Plan, any Stock Option Agreement may contain such additional or more restrictive provisions as the Committee deems advisable and consistent with the Plan.

13.  Registration.

The Plan, the Stock to be issued pursuant to the exercise of Options, or the Options granted under the Plan, may be registered under the Act.

14.  Effective Date of Plan.

The Plan shall become effective as of March 12, 2008 and shall remain in effect for ten years from its effective date, unless the Board terminates it earlier. No Incentive Options may be issued under the Plan unless the stockholders of the Corporation approve the Plan within one year from the date the Plan is adopted by the Corporation.

15.  Amendments and Termination.

The Board, in its discretion and at any time, may modify, amend or terminate the Plan. Neither the termination of the Plan, nor any modification or amendment thereof, shall adversely affect any rights under an Option previously granted under the Plan without the consent of the Optionee except as provided in the Plan. Notwithstanding the foregoing, the Board may amend the Plan to the extent necessary to cause Options granted under the Plan to meet the requirements of the Act and the Code and regulations thereunder.

16.  Miscellaneous.

16.1	Nothing in the Plan or any Option granted shall confer upon any person any right to continue in the service of the Corporation or a Subsidiary.

16.2	The grant of Options under the Plan, the issuance and delivery of shares upon the exercise of Options, and any other matters relating thereto shall be subject to all laws, rules and regulations as may from time to time be applicable, including but not limited to, any and all rules and regulations of any stock exchange or exchanges upon which the shares of the Corporation may be listed and all applicable federal and state securities laws.

16.3	No person shall acquire any rights as an Optionee under this Plan unless and until a Stock Option Agreement in the form and containing the terms specified by the Committee shall have been duly executed on behalf of the Corporation by such officer or officers as the Committee shall designate for such purpose, delivered to the Optionee named therein, and executed by the Optionee.

16.4	No person shall have any rights as a shareholder with respect to any shares covered by an Option granted pursuant to the Plan until the date of the issuance of a share certificate to the Optionee for such shares.

17.  Governing Law.

All rights under this Plan shall be governed by and construed in accordance with the laws of the state of Arizona. The Plan is intended to comply with all applicable securities laws and to meet the requirements for Incentive Stock Options and the “performance-based” exception to section 162(m) of the Code, as well as the requirements of a stock option plan exempt from Section 409A of the Code, and the Plan shall be construed and interpreted in a manner that reflects such intent.

18.  Execution.

The President of the Corporation has been authorized to execute this Plan and has executed the Plan on the date indicated below.

ROCKFORD CORPORATION

President

Date

C123456789

	000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Jerry E. Goldress*	☐	☐	02 - Nicholas G. Bartol*	☐	☐	03 - Timothy C. Bartol*	☐	☐
	04 - William R. Jackson*	☐	☐	05 - Ralph B. Godfrey*	☐	☐	06 - John P. Lloyd*	☐	☐

* To serve for the next year or until their successors are elected.

	For	Against	Abstain		For	Against	Abstain
2. Approval of Rockford’s 2008 Stock Option Plan.	☐	☐	☐	3. To ratify the appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm.	☐	☐	☐
      B  Non-Voting Items
      Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
<STOCK#>                  00V4SB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Rockford Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints William R. Jackson and Jerry E. Goldress or either of them acting in the absence of the other, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Shareholders of Rockford Corporation to be held at 600 South Rockford Drive, Tempe, Arizona, 85281, on Thursday, May 8, 2008, at 2:00 p.m., Mountain Standard Time, and any adjournments thereof, and to vote the shares of Common Stock of Rockford standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.
This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.
PLEASE PROMPTLY DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.
(Continued and to be voted on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+

	01 - Jerry E. Goldress*	☐	☐	02 - Nicholas G. Bartol*	☐	☐	03 - Timothy C. Bartol*	☐	☐
	04 - William R. Jackson*	☐	☐	05 - Ralph B. Godfrey*	☐	☐	06 - John P. Lloyd*	☐	☐

* To serve for the next year or until their successors are elected.

	For	Against	Abstain		For	Against	Abstain
2. Approval of Rockford’s 2008 Stock Option Plan.	☐	☐	☐	3. To ratify the appointment of Ernst & Young LLP as Rockford’s Independent Registered Public Accounting Firm.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▪	1 U P X 0 1 7 2 4 8 2	+
<STOCK#>                  00V4RB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Rockford Corporation

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints William R. Jackson and Jerry E. Goldress or either of them acting in the absence of the other, with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Shareholders of Rockford Corporation to be held at 600 South Rockford Drive, Tempe, Arizona, 85281, on Thursday, May 8, 2008, at 2:00 p.m., Mountain Standard Time, and any adjournments thereof, and to vote the shares of Common Stock of Rockford standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.
This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of all nominees listed herein, for approval of the proposals listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.
PLEASE PROMPTLY DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.
(Continued and to be voted on reverse side.)